Exhibit 24.2

POWER OF ATTORNEY

November 3, 2021

The undersigned director of Hertz Global Holdings, Inc. hereby appoints each of Kenny Cheung and M. David Galainena, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-1 (File No. 333-260290) (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the undersigned has executed this power of attorney as of the date first written above.

/s/ Evelina Vougessis Machas
Evelina Vougessis Machas